        As filed with the Securities and Exchange Commission on June 28, 1996
                                                   Registration No. 333-
                                                                    -----------

- -------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                                SYMANTEC CORPORATION
               (Exact name of registrant as specified in its charter)

                     DELAWARE                        77-0181864
         (State or other jurisdiction of         (I.R.S. employer
          incorporation or organization)         identification no.)

                                 10201 TORRE AVENUE
                            CUPERTINO, CALIFORNIA  95014
                      (Address of principal executive offices)


                             1996 EQUITY INCENTIVE PLAN
                              (Full title of the plan)


                                 DEREK P. WITTE, ESQ.
                                 SYMANTEC CORPORATION
                                  10201 TORRE AVENUE
                             CUPERTINO, CALIFORNIA  95014
                                     (408) 253-9600
              (Name, address and telephone number of agent for service)

                                       COPIES TO:

                                Jeffery L. Donovan, Esq.
                                   Fenwick & West LLP
                                  Two Palo Alto Square
                               Palo Alto, California  94306

                              CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
                                 Amount         Proposed Maximum     Proposed Maximum
   Title of Securities to        to be         Offering Price Per   Aggregate Offering        Amount of
       be Registered           Registered            Share                Price           Registration Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock, $0.01
 par value ................   2,741,573 (1)          $11.75 (2)      $32,213,482.75 (2)          $11,109

(1) Shares registered pursuant to this Registration Statement available for issuance under the 1996 Equity Incentive Plan.
(2) Estimated pursuant to Rule 457(c) based on the closing sale price of the issuer's Common Stock on the Nasdaq National Market on June 25, 1996, solely for the purpose of calculating the amount of the registration fee.

       This Registration Statement, including exhibits, consists of ____ sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page ___ .

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under
          Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    As to named experts, Item 5 is inapplicable.

EXPERTS.

    The consolidated financial statements of Symantec Corporation appearing in Symantec Corporation's Annual Report on Form 10-K for the year ended March 31, 1996 have been audited by Ernst & Young LLP, Independent Auditors, to the extent indicated in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Delrina Corporation ("Delrina") included in the Joint Proxy Statement originally filed on August 18, 1995, and incorporated by reference herein, have been audited by Price Waterhouse, Independent Auditors, as set forth in their report incorporated by reference herein. The financial statements of Delrina referred to above are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;
(ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnity agreements with each of its directors and officers that provide the maximum indemnity allowed to directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of
Section 16(b) of the Exchange Act.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

        4.01   The Registrant's 1996 Equity Incentive Plan.

        4.02 The Registrant's Restated Certificate of Incorporation (incorporated by reference to Annex G filed with the Registrant's Joint Management Information Circular and Proxy Statement (No. 000-17781) dated October 17, 1995).

        4.03 The Registrant's Bylaws, as currently in effect (incorporated by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1 (File No. 33-28655) originally filed on May 19, 1989, and Amendment No. 1 thereto, filed June 21, 1989, which Registration Statement became effective June 22, 1989).

        5.01   Opinion of Fenwick & West LLP.

       23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02   Consent of Ernst & Young LLP, Independent Auditors.

       23.03   Consent of Price Waterhouse, Independent Auditors.

       24.01   Power of Attorney (see page 6).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     [The remainder of this page has been
                         intentionally left blank]

                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Robert R. B. Dykes, his true and lawful attorney-in-fact and agent with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on the 26th day of June, 1996.

                              SYMANTEC CORPORATION


                              By:  /s/ Robert R. B. Dykes
                                   --------------------------------------
                                   Robert R. B. Dykes
                                   Executive Vice President/World-Wide
                                   Operations and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                   TITLE                          DATE
- ---------------------------    -------------                 ----------------

CHIEF EXECUTIVE OFFICER:

/s/ Gordon E. Eubanks, Jr.     President, Chief Executive    June 26, 1996
- --------------------------     Officer and Director
Gordon E. Eubanks, Jr.

       SIGNATURE                   TITLE                          DATE
- ---------------------------    -------------                 ----------------

CHIEF FINANCIAL OFFICER:


/s/ Robert R. B. Dykes      Executive Vice President/        June 26, 1996
- --------------------------  World-Wide Operations and
Robert R. B. Dykes          Chief Financial Officer


CHIEF ACCOUNTING
OFFICER:

/s/ Howard A. Bain III      Vice President/Finance and       June 26, 1996
- -------------------------   Chief Accounting Officer
Howard A. Bain III


ADDITIONAL DIRECTORS:


- -------------------------   Chairman of the Board            June __, 1996
Carl D. Carman


/s/ Charles M. Boesenberg   Director                         June 26, 1996
- -------------------------
Charles M. Boesenberg


/s/ Walter W. Bregman       Director                         June 26, 1996
- -------------------------
Walter W. Bregman


/s/ Robert S. Miller        Director                         June 26, 1996
- -------------------------
Robert S. Miller


- -------------------------   Director                         June __, 1996
Leslie L. Vadasz

                                 Exhibit Index
                                 -------------

Document                                                   Page
- --------                                                   ----

4.01     The Registrant's 1996 Equity Incentive Plan.

4.02     The  Registrant's  Restated   Certificate  of
         Incorporation  (incorporated  by reference  to
         Annex  G filed  with  the  Registrant's  Joint
         Management  Information   Circular  and  Proxy
         Statement  (No.  000-17781) dated  October 17,
         1995).

4.03     The  Registrant's  Bylaws,  as   currently  in
         effect (incorporated by  reference to  Exhibit
         3.02   of    the   Registrant's   Registration
         Statement  on  Form  S-1 (File  No.  33-28655)
         originally   filed  on   May  19,   1989,  and
         Amendment No. 1 thereto filed June 21, 1989, which Registration Statement became effective
         June 22, 1989).

5.01     Opinion of Fenwick & West LLP.

23.01    Consent of Fenwick & West  LLP (included  in
         Exhibit 5.01).

23.02    Consent of Ernst &  Young  LLP,  Independent
         Auditors.

23.03    Consent of  Price Waterhouse, Independent
         Auditors.

24.01    Power of Attorney (see page 6).